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                                                                   EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-30295 of The Pep Boys -- Manny, Moe & Jack on Form S-3 of our report dated March 18, 1997, appearing in the Annual Report on Form 10-K of The Pep Boys -- Manny, Moe and Jack for the year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


July 8, 1997